Exhibit 99.1

news release
Enzo Biochem, Inc. 527 Madison Avenue
New York, NY 10022

FOR IMMEDIATE RELEASE

ENZO BIOCHEM ANNOUNCES APPOINTMENT OF IAN B. WALTERS, MD,

TO ITS BOARD OF DIRECTORS

NEW YORK, NY, November 25, 2020 – Enzo Biochem, Inc. (NYSE:ENZ) (“Enzo” or “The Company”), a leading biosciences and diagnostics company, announced today that Ian B. Walters, MD, has been appointed to the Company’s Board of Directors effective immediately.

Dr. Walters is an experienced entrepreneur and drug developer with leadership in the development of over 30 drugs in multiple therapeutic areas involving diverse technologies, leading to five new oncology drug approvals. His previous positions include Executive Director of Global Oncology Clinical Research and Business Development for Bristol-Myers Squibb, and Medical Director at Millennium Pharmaceuticals. Dr. Walters currently is CEO and Director of Portage Biotech, a publicly traded clinical stage biopharmaceutical company developing an innovative portfolio of immuno-oncology assets. He is also founder of seven of Portage’s portfolio companies.

Dr. Walters holds an MBA from the Wharton School of the University of Pennsylvania. He received his MD at the Albert Einstein College of Medicine and completed doctoral training in experimental medicine at The Rockefeller University. Dr. Walters has been the lead author or contributor to approximately 60 journal publications.

“Dr. Walters brings over two decades of diverse experience in drug development and business strategy, including both founding and executive level positions at several life sciences companies,” said Dr. Elazar Rabbani, Ph.D., Enzo’s Chairman and Chief Executive Officer. “As a physician, scientist and entrepreneur, his deep expertise spans clinical development, regulatory affairs, and strategic planning. At a time when we have announced promising growth and continued momentum going into 2021, Dr. Walters will play an integral role in identifying new ways Enzo’s offerings can effectively support companion diagnostics, early drug discovery, and liquid biopsy techniques.”

“Enzo continues to demonstrate its role as an innovative leader through its rapid response to the COVID-19 pandemic and continued implementation of cost effective, adaptive technologies to address key challenges in the clinical diagnostics industry,” said Dr. Walters. “I am eager to work together with the other members of the board and Enzo’s management team to assure its future success and target new opportunities for growth.”

About Enzo Biochem

Enzo Biochem is a pioneer in molecular diagnostics, leading the convergence of clinical laboratories, life sciences and intellectual property through the development of unique diagnostic platform technologies that provide numerous advantages over previous standards. A global company, Enzo Biochem utilizes cross-functional teams to develop and deploy products, systems and services that meet the ever-changing and rapidly growing needs of health care today and into the future. Underpinning Enzo Biochem’s products and technologies is a broad and deep intellectual property portfolio, with patent coverage across a number of key enabling technologies. For additional information please visit: http://www.enzo.com/

Forward-Looking Statements

Except for historical information, the matters discussed in this release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including those related to cash flow, gross margins, revenues, and expenses which are dependent on a number of factors outside of the control of the Company including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigation, and general business conditions. See Risk Factors in the Company’s Form 10-K for the fiscal year ended July 31, 2020. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.

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Contacts:

David Bench, CFO
Enzo Biochem, Inc.
212-583-0100
dbench@enzo.com

Media:

Marisa Monte

Berry & Company Public Relations

212-253-8881

mmonte@berrypr.com

Investors:

Jeremy Feffer

LifeSci Advisors, LLC

212-915-2568

jeremy@lifesciadvisors.com

Steve Anreder

Anreder & Company

212-532-3232

Steven.anreder@anreder.com